SLM Student Loan Trust 2003-7 Quarterly Servicing Report

Report Date: 5/31/2005 Reporting Period: 3/01/05-05/31/05

I.     Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$2,241,373,200.55	$(47,367,173.62)	$2,194,006,026.93
	ii	Interest to be Capitalized	10,483,181.86		10,800,040.16

	iii	Total Pool	$2,251,856,382.41		$2,204,806,067.09

	iv	Specified Reserve Account Balance	5,629,640.96		5,512,015.17

	v	Total Adjusted Pool	$2,257,486,023.37		$2,210,318,082.26

B	i	Weighted Average Coupon (WAC)	6.145%		6.133%
	ii	Weighted Average Remaining Term	254.34		252.98
	iii	Number of Loans	119,946		117,469
	iv	Number of Borrowers	73,487		71,819
	v	Aggregate Outstanding Principal Balance - T-Bill	$417,601,993.82		$402,310,707.63
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,834,254,388.59		$1,802,495,359.46

	Notes and Certificates			Spread	Exchange Rate	Balance 03/15/05	Balance 06/15/05
C	i	A-1 Notes	78442GHD1	0.010%	1.0000	$—	$—
	ii	A-2 Notes	78442GHE9	0.030%	1.0000	$290,664,023.37	$243,496,082.26
	iii	A-3 Notes	78442GHF6	0.110%	1.0000	$362,511,000.00	$362,511,000.00
	iv	A-4 Notes	78442GHG4	0.200%	1.0000	$311,079,000.00	$311,079,000.00
	v	A-5A Notes	78442GHH2	0.160%	1.0000	$367,497,000.00	$367,497,000.00
	vi	A-5B* Notes	XS0172693052	—	1.1330	€750,000,000.00	€750,000,000.00
	vii	B Notes	78442GHK5	0.570%	1.0000	$75,985,000.00	$75,985,000.00

	Reserve Account		03/15/05	06/15/05
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,629,640.96	$5,512,015.17
	iv	Reserve Account Floor Balance ($)	$3,761,650.00	$3,761,650.00
	v	Current Reserve Acct Balance ($)	$5,629,640.96	$5,512,015.17

	Other Accounts		03/15/05	06/15/05
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$—	$—
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—
	v	Principal Accumulation Account (A-5B)	$—	$—
	vi	Supplemental Interest Account (A-5B)	$11,997,289.79	$11,421,820.21

	Asset/Liability		03/15/05	06/15/05
F	i	Total Adjusted Pool	$2,257,486,023.37	$2,210,318,082.26
	ii	Total $ Equivalent Notes	$2,257,486,023.37	$2,210,318,082.26
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*A-5B Notes are denominated in Euros

II. 2003-7 Transactions from: 02/28/05 through: 05/31/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$51,294,472.66
	ii	Principal Collections from Guarantor	7,270,078.62
	iii	Principal Reimbursements	7,407.74
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$58,571,959.02

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(1,046.89)
	ii	Capitalized Interest	(11,203,738.51)

	iii	Total Non-Cash Principal Activity	$(11,204,785.40)

C	Total Student Loan Principal Activity		$47,367,173.62

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,189,939.11
	ii	Interest Claims Received from Guarantors	421,025.90
	iii	Collection Fees/Returned Items	6,453.50
	iv	Late Fee Reimbursements	276,055.96
	v	Interest Reimbursements	7,686.99
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,642,593.42
	viii	Subsidy Payments	1,703,386.12

	ix	Total Interest Collections	$25,247,141.00

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$317.66
	ii	Capitalized Interest	11,203,738.51

	iii	Total Non-Cash Interest Adjustments	$11,204,056.17

F	Total Student Loan Interest Activity		$36,451,197.17

G	Non-Reimbursable Losses During Collection Period		($46.34)

H	Cumulative Non-Reimbursable Losses to Date		$279,913.83

III. 2003-7 Collection Account Activity 02/28/05 through 05/31/05

A	Principal Collections
	i	Principal Payments Received	$35,005,316.30
	ii	Consolidation Principal Payments	23,559,234.98
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	12.47
	vi	Re-purchased Principal	7,395.27

	vii	Total Principal Collections	$58,571,959.02

B	Interest Collections
	i	Interest Payments Received	$24,718,444.70
	ii	Consolidation Interest Payments	238,499.85
	iii	Reimbursements by Seller	602.44
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	6,942.17
	vi	Re-purchased Interest	142.38
	vii	Collection Fees/Return Items	6,453.50
	viii	Late Fees	276,055.96

	ix	Total Interest Collections	$25,247,141.00

C	Other Reimbursements		$298,976.44

D	Reserves In Excess of the Requirement		$117,625.79

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account(s)		$11,997,289.79

G	Interest Rate Cap Proceeds		$—

H	Interest Rate Swap Proceeds		$—

I	Administrator Account Investment Income		$—

J	Trust Account Investment Income		$454,984.66

K	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUND		$96,687,976.70
	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(1,862,270.88)
		Consolidation Loan Rebate Fees	(5,738,990.41)

K	NET AVAILABLE FUND		$89,086,715.41

L	Servicing Fees Due for Current Period		$921,116.59

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$946,116.59

IV. 2003-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	02/28/05	05/31/05	02/28/05	05/31/05	02/28/05	05/31/05	02/28/05	05/31/05	02/28/05	05/31/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	6.013%	6.005%	83,086	82,797	69.270%	70.484%	$1,452,834,046.09	$1,442,419,263.96	64.819%	65.744%
31-60 Days Delinquent	6.808%	6.749%	3,301	3,361	2.752%	2.861%	$64,686,008.05	$62,347,959.51	2.886%	2.842%
61-90 Days Delinquent	6.506%	6.841%	1,766	1,471	1.472%	1.252%	$33,716,732.83	$26,408,466.40	1.504%	1.204%
91-120 Days Delinquent	6.674%	7.165%	1,104	858	0.920%	0.730%	$21,012,319.72	$15,998,638.93	0.937%	0.729%
> 120 Days Delinquent	7.355%	7.139%	2,017	1,916	1.682%	1.631%	$38,386,398.10	$34,501,011.09	1.713%	1.573%

Deferment
Current	6.076%	6.071%	12,378	11,316	10.320%	9.633%	$247,103,794.22	$230,800,027.29	11.025%	10.520%

Forbearance
Current	6.387%	6.355%	16,024	15,508	13.359%	13.202%	$379,488,336.98	$377,061,828.82	16.931%	17.186%

TOTAL REPAYMENT	6.143%	6.130%	119,676	117,227	99.775%	99.794%	$2,237,227,635.99	$2,189,537,196.00	99.815%	99.796%
Claims in Process (1)	7.310%	7.593%	270	242	0.225%	0.206%	$4,145,564.56	$4,468,830.93	0.185%	0.204%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	6.145%	6.133%	119,946	117,469	100.000%	100.000%	$2,241,373,200.55	$2,194,006,026.93	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

  V. 2003-7 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$32,318,454.99
B	Interest Subsidy Payments Accrued During Collection Period			1,647,439.89
C	SAP Payments Accrued During Collection Period			3,274,045.10
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			454,984.66
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(5,738,990.41)

G	Net Expected Interest Collections			$31,955,934.23

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		CAP TERMINATED

	ii	Libor (Interpolated first period)		3.01000%
	iii	Cap %		5.00000%

	iv	Excess Over Cap (ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
			A-5A Swap Calc		A-5B Swap Calc

		i	Notional Swap Amount (USD)	—	$849,750,000
		ii	Notional Swap Amount (Euros)	—	€750,000,000

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	0.00000%	3.01000%
		iib	Spread	0.000%	0.265%

		iic	Pay Rate	0.000%	3.275%
		iii	Gross Swap Payment Due Counterparty	$—	$7,111,935.42
		iv	Days in Period 03/15/05 - 06/15/05	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Paying Agent	$0.00	€28,500,000.00 *
		vii	Days in Period 06/15/04 - 06/15/05	365	365

* A-5B Counterparty pays in Euros

VI. 2003-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007717778	03/15/05 - 06/15/05	3.02000%	LIBOR

B	Class A-2 Interest Rate	0.007768889	03/15/05 - 06/15/05	3.04000%	LIBOR

C	Class A-3 Interest Rate	0.007973333	03/15/05 - 06/15/05	3.12000%	LIBOR

D	Class A-4 Interest Rate	0.008203333	03/15/05 - 06/15/05	3.21000%	LIBOR

E	Class A-5A Interest Rate	0.008101111	03/15/05 - 06/15/05	3.17000%	LIBOR

F	Class A-5B Interest Rate*	0.038000000	6/15/04 - 6/15/05	3.80000%	Fixed

J	Class B Interest Rate	0.009148889	03/15/05 - 06/15/05	3.58000%	LIBOR

*Fixed rate euros to be paid to noteholders annually

VII. 2003-7 Inputs From Prior Quarter 02/28/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,241,373,200.55
	ii	Interest To Be Capitalized	10,483,181.86

	iii	Total Pool	$2,251,856,382.41
	iv	Specified Reserve Account Balance	5,629,640.96

	v	Total Adjusted Pool	$2,257,486,023.37

B	Total Note and Certificate Factor		0.891285063
C	Total Note Balance		$2,257,486,023.37

D	Note Balance 03/15/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B

	i	Current Factor	0.000000000	0.981425973	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$290,664,023.37	$362,511,000.00	$311,079,000.00	$367,497,000.00	€750,000,000.00	$75,985,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

H	Reserve Account Balance		$5,629,640.96
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-7 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	Total
	Next Reset Date	6/16/2008	6/15/2010
i	Reset Period Target Amount	$—	$—	$—

ii	Remarketing Fee Account Balance (net of inv earnings)	$—	$—	$—

iii	Quarterly Funding Amount	$—	$—	$—

IX. Trigger Events

A	Has Stepdown Date Occurred?	N
The Stepdown Date is the earlier of (1) 09/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage Class B Percentage	100.00% 0.00%

X. 2003-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$89,086,715.41	$89,086,715.41

B	Primary Servicing Fees-Current Month		$921,116.59	$88,165,598.82

C	Administration Fee		$25,000.00	$88,140,598.82

D	Aggregate Quarterly Funding Amount		$0.00	$88,140,598.82

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$88,140,598.82
	ii	Class A-2	$2,258,136.50	$85,882,462.32
	iii	Class A-3	$2,890,421.04	$82,992,041.28
	iv	Class A-4	$2,551,884.73	$80,440,156.55
	v	Class A-5A	$2,977,134.03	$77,463,022.52
	vi	Class A-5B USD payment to the swap counterparty*	$7,111,935.42	$70,351,087.10

		Total	$17,789,511.72

F	Class B Noteholders’ Interest Distribution Amount		$695,178.32	$69,655,908.78

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$0.00	$69,655,908.78
	ii	Class A-2	$47,167,941.11	$22,487,967.67
	iii	Class A-3	$0.00	$22,487,967.67
	iv	Class A-4	$0.00	$22,487,967.67
	v	Class A-5A	$0.00	$22,487,967.67
	vi	Class A-5B	$0.00	$22,487,967.67

		Total	$47,167,941.11

H	Increase to Supplemental Interest Account		$11,421,820.21	$11,066,147.46

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$11,066,147.46

J	Increase to the Specified Reserve Account		$0.00	$11,066,147.46

K	Carryover Servicing Fees		$0.00	$11,066,147.46

L	Remarketing Costs in Excess of Remarketing Fee Accoun		$0.00	$11,066,147.46

M	Excess to Excess Distribution Certificate Holde		$11,066,147.46	$0.00

*	Fixed rate euro interest to be paid to noteholders annuall
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset dat

XI. 2003-7 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,629,640.96
	ii	Deposits to correct Shortfall	$—

	iii	Total Reserve Account Balance Available	$5,629,640.96
	iv	Required Reserve Account Balance	$5,512,015.17
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$117,625.79

	vii	End of Period Account Balance	$5,512,015.17

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—

	iii	End of Period Account Balance	$—

E	Remarketing Fee Account		A-5 A	A-5 B	Total

	i	Next Reset Date	6/16/2008	6/15/2010
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

C	Accumulation Accounts		A-5 A	A-5 B	Total

	i	Accumulation Account Beginning Balance	$—	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—	$—

	iv	Ending Accumulation Account Balance	$—	$—	$—

D	Supplemental Interest Account		A-5 A	A-5 B

		Determined	n/a	6/10/2005
	i	Cross Currency Swap Pay Rate	0.00000%	3.27500%
	ii	Investment Rate	0.00000%	3.01000%
	iii	Difference	0.00000%	0.26500%
	iv	Number of Days Through Next Reset Date	1097	1826

	v	Supplemental Interest Account Beginning Balanc	$—	$11,997,289.79
	vi	Funds Released into Collection Accoun	$—	$11,997,289.79
	vii	Supplemental Interest Account Deposit Amoun	$—	$11,421,820.21

XII. 2003-7 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B
	i	Quarterly Interest Due	$0.00	$2,258,136.50	$2,890,421.04	$2,551,884.73	$2,977,134.03	€28,500,000.00	$695,178.32
	ii	Quarterly Interest Paid	0.00	2,258,136.50	2,890,421.04	2,551,884.73	2,977,134.03	28,500,000.00	695,178.32

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	vii	Quarterly Principal Due	$0.00	$47,167,941.11	$0.00	$0.00	$0.00	€—	$0.00

	viii	Quarterly Principal Paid	0.00	47,167,941.11	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	x	Total Distribution Amount	$0.00	$49,426,077.61	$2,890,421.04	$2,551,884.73	$2,977,134.03	€28,500,000.00	$695,178.32

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/2005	$2,257,486,023.37
	ii	Adjusted Pool Balance 5/31/2005	2,210,318,082.26

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$47,167,941.11

	iv	Adjusted Pool Balance 2/28/2005	$2,257,486,023.37
	v	Adjusted Pool Balance 5/31/2005	2,210,318,082.26

	vi	Current Principal Due (iv-v)	$47,167,941.11
	vii	Principal Shortfall from Prior Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$47,167,941.11

	ix	Principal Distribution Amount Paid	$47,167,941.11

	x	Principal Shortfall (viii - ix	$—

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$5,629,640.96
	ii	Deposits to correct Shortfall	$—
	iv	Total Reserve Account Balance Available	$5,629,640.96
	v	Required Reserve Account Balance	$5,512,015.17

	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve — Release to Collection Account	$117,625.79
	vii	Ending Reserve Account Balance	$5,512,015.17

G	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	i	A-1 Note Balance	78442GHD1	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GHE9	$290,664,023.37		$243,496,082.26
		A-2 Note Pool Factor		0.981425973	0.159262374	0.822163599

	iii	A-3 Note Balance	78442GHF6	$362,511,000.00		$362,511,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GHG4	$311,079,000.00		$311,079,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GHH2	$367,497,000.00		367,497,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	XS0172693052	€750,000,000.00		€750,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	B Note Balance	78442GHK5	$75,985,000.00		$75,985,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-7 Historical Pool Information

			3/01/05-05/31/05	12/01/04-02/28/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	05/26/03-08/31/03

Beginning Student Loan Portfolio Balance			$2,241,373,200.55	$2,282,819,753.54	$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36	$2,496,362,688.17

	Student Loan Principal Activity
	i	Regular Principal Collections	$51,294,472.66	$44,282,318.91	$41,963,025.79	$51,157,002.85	$36,853,451.99	$40,329,315.16	$42,083,248.82	$44,352,516.88
	ii	Principal Collections from Guarantor	7,270,078.62	8,978,303.26	5,493,215.63	5,814,380.41	4,943,981.01	5,741,701.39	3,012,656.11	862,714.10
	iii	Principal Reimbursements	7,407.74	277,282.40	—	(0.11)	62,381.64	(66.74)	8,823.14	6,795,511.48
	iv	Other System Adjustments	—	—	—	—	—	—	—	—

	v	Total Principal Collections	$58,571,959.02	$53,537,904.57	$47,456,241.42	$56,971,383.15	$41,859,814.64	$46,070,949.81	$45,104,728.07	$52,010,742.46
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(1,046.89)	$16,084.44	$68,031.69	$63,771.99	$47,512.01	$70,442.39	$384,594.52	$573,878.99
	ii	Capitalized Interest	(11,203,738.51)	(12,107,436.02)	(12,960,821.07)	(12,112,940.29)	(11,736,768.69)	(12,626,466.28)	(14,480,637.54)	(13,221,522.64)

	iii	Total Non-Cash Principal Activity	$(11,204,785.40)	$(12,091,351.58)	$(12,892,789.38)	$(12,049,168.30)	$(11,689,256.68)	$(12,556,023.89)	$(14,096,043.02)	$(12,647,643.65)

(-)	Total Student Loan Principal Activity		$47,367,173.62	$41,446,552.99	$34,563,452.04	$44,922,214.85	$30,170,557.96	$33,514,925.92	$31,008,685.05	$39,363,098.81

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,189,939.11	$20,603,283.50	$20,567,040.66	$21,637,325.80	$21,865,345.93	$22,172,407.48	$22,333,657.36	$24,510,623.33
	ii	Interest Claims Received from Guarantors	421,025.90	544,884.91	346,727.07	331,654.64	294,866.87	318,533.01	71,157.49	15,218.36
	iii	Collection Fees/Returned Items	6,453.50	7,322.98	5,957.68	5,399.44	3,699.47	3,433.99	2,019.16	2,217.68
	iv	Late Fee Reimbursements	276,055.96	275,232.02	264,751.12	277,709.24	260,020.34	268,335.82	255,811.83	253,021.93
	v	Interest Reimbursements	7,686.99	26,452.44	4,726.41	433.43	2,421.26	658.58	23.31	41,684.02
	vi	Other System Adjustments	—	—	—	—	—	—	—	—
	vii	Special Allowance Payments	2,642,593.42	1,158,822.12	429,832.32	124,813.18	52,648.11	68,238.01	66,560.52	—
	viii	Subsidy Payments	1,703,386.12	1,734,095.98	1,902,328.89	1,881,975.08	1,886,490.46	1,924,776.33	2,734,088.69	—

	ix	Total Interest Collections	$25,247,141.00	$24,350,093.95	$23,521,364.15	$24,259,310.81	$24,365,492.44	$24,756,383.22	$25,463,318.36	$24,822,765.32

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$317.66	$2,483.39	$1,171.11	$688.49	$3,264.91	$27.37	$(387,656.12)	$(573,624.54)
	ii	Capitalized Interest	11,203,738.51	12,107,436.02	12,960,821.07	12,112,940.29	11,736,768.69	12,626,466.28	14,480,637.54	13,221,522.64

	iii	Total Non-Cash Interest Adjustments	$11,204,056.17	$12,109,919.41	$12,961,992.18	$12,113,628.78	$11,740,033.60	$12,626,493.65	$14,092,981.42	$12,647,898.10

	Total Student Loan Interest Activity		$36,451,197.17	$36,460,013.36	$36,483,356.33	$36,372,939.59	$36,105,526.04	$37,382,876.87	$39,556,299.78	$37,470,663.42

(=)	Ending Student Loan Portfolio Balance		$2,194,006,026.93	$2,241,373,200.55	$2,282,819,753.54	$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36
(+)	Interest to be Capitalized		$10,800,040.16	$10,483,181.86	$11,051,160.25	$11,737,802.63	$11,528,132.13	$11,047,870.09	$11,091,332.40	$12,503,642.07

(=)	TOTAL POOL		$2,204,806,067.09	$2,251,856,382.41	$2,293,870,913.79	$2,329,121,008.21	$2,373,833,552.56	$2,403,523,848.48	$2,437,082,236.71	$2,469,503,231.43

(+)	Reserve Account Balance		$5,512,015.17	$5,629,640.96	$5,734,677.28	$5,822,802.52	$5,934,583.88	$6,008,809.62	$6,092,705.59	$6,173,758.08

(=)	Total Adjusted Pool		$2,210,318,082.26	$2,257,486,023.37	$2,299,605,591.07	$2,334,943,810.73	$2,379,768,136.44	$2,409,532,658.10	$2,443,174,942.30	$2,475,676,989.51

XIV. 2003-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$2,469,503,231	2.72%
Dec-03	$2,437,082,237	2.75%
Mar-04	$2,403,523,848	2.82%
Jun-04	$2,373,833,553	2.73%
Sep-04	$2,329,121,008	3.15%
Dec-04	$2,293,870,914	3.18%
Mar-05	$2,251,856,382	3.36%
Jun-05	$2,204,806,067	3.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.